UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449

(Commission

File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive, Suite 250, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Six Month Term Loan Agreement

On July 27, 2012, Comarco, Inc. (the “Company” or “Borrower”), and its wholly-owned subsidiary, Comarco Wireless Technologies, Inc. (“CWT”), entered into a Senior Secured Six Month Term Loan Agreement (the “Loan Agreement”) with Broadwood Partners, L.P., a subsidiary of Broadwood Capital, Inc., the manager of certain investment funds that are significant shareholders of the Company (“Broadwood” or “Lender”).

Pursuant to the Loan Agreement, on July 27, 2012, Broadwood made a $2,000,000 senior secured six month loan (the “Loan”) to the Company and to CWT, as co-borrower. The Loan bears interest at 5% per annum, ranks senior in right of payment to all other indebtedness of the Company and is due and payable in full on January 28, 2013 (the “Maturity Date”). The Company intends to use the net proceeds of the Loan primarily to fund its working capital requirements and those of CWT, but may use up to $400,000 to fund capital expenditures required in the conduct of its business and the business of CWT.

In connection with the Loan Agreement, the Company and CWT entered into certain additional agreements, which are described below (collectively, the “Related Debt Agreements”), primarily to secure the payment and performance by the Company and CWT of their respective obligations under the Loan Agreement.

The Loan Agreement contains customary representations and warranties of and affirmative and negative covenants on the part of the Company and CWT. The Agreement also provides that the Loan, together with accrued interest, will become immediately due and payable upon the occurrence of an Event of Default, which is defined in the Loan Agreement to include each of the following, among others: (i) a failure of the Company to pay the principal of or accrued interest on the Loan, or any fees or charges required to be paid under the Loan Agreement, within five days of the due date thereof, (ii) any of the representations or warranties of the Company or CWT contained in the Loan Agreement prove to have been untrue or incorrect in any material respect, (iii) the Company or CWT breach of any of their respective material obligations under the Loan Agreement or any of the Related Debt Agreements which remains uncured for ten days following receipt of notice of the breach from Broadwood; (iv) a failure by the Company to pay indebtedness in the amount of $50,000 or more owed to any other creditor, (v) the entry of one or more judgments against the Company in an aggregate amount of $50,000 or more which are not satisfied, discharged, stayed or bonded against within 30 days of the entry of the judgment or judgments, and (vi) the filing by the Company of a voluntary petition in bankruptcy or the Company’s failure to obtain the dismissal, within 30 days, of a involuntary petition in bankruptcy against the Company.

Upon the occurrence and during the continuance of an Event of Default, interest on the Loan will accrue at the lesser of (i) 15% per annum or (ii) the highest rate permitted by applicable law.

Related Debt Agreements

Guaranty. CWT has entered into a Guaranty pursuant to which it has agreed to guarantee the payment and performance by the Company of its obligations under the Loan Agreement and those of the Related Debt Agreements to which the Company is a party.

Security Agreements. As security for the performance of their respective obligations under the Loan Agreement and the Related Debt Agreements, each of the Company and CWT has entered into a security agreement granting Broadwood a first priority perfected security interest in all of its assets, including its intellectual property rights. These security agreements (the “Security Agreements”) provide that, on the occurrence and during the continuance of an Event of Default, whether by the Company or CWT, Broadwood will become entitled to take possession of and to sell the assets of the Company and CWT in order to recover the amounts due Broadwood under the Loan Agreement and any other amounts that may be due and payable to Broadwood under any of the Related Debt Agreements.

Pledge Agreement. As additional security for the payment and performance of its obligations under the Loan Agreement, the Company has entered into a Pledge Agreement (the “Pledge Agreement”) pursuant to which it has pledged and delivered possession of all of CWT’s outstanding shares to Broadwood. The Pledge Agreement provides, among other things, that upon the occurrence and during the continuance of an Event of Default, Broadwood will become entitled to transfer the CWT shares into its name, to vote those shares and, subject to applicable securities laws, to sell those shares in order to recover amounts owed to it by the Company.

Stock Purchase Agreement and Stock Purchase Warrants

Stock Purchase Agreement. Concurrently with the execution of the Loan Agreement, the Company and Broadwood entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). The Stock Purchase Agreement provides that Broadwood will purchase up to 3,000,000 shares of the Company’s common stock (the “Shares”), at a price of $1.00 per Share, subject to the following conditions: (i) during the six month term of the Loan, the Company will use its best commercial efforts to raise at least $3.0 million from the sale of additional equity securities to other investors, which may include other shareholders of the Company, and (ii) the Company remains in compliance with its covenants under the Loan Agreement. The Company will decide how many of those 3,000,000 Shares to sell to Broadwood pursuant to the Stock Purchase Agreement, based primarily on the Company’s cash requirements. The Company intends to use the net proceeds from the sale of the Shares to Broadwood to repay the Loan and to fund the Company’s on-going working capital and other cash requirements. The Stock Purchase Agreement provides that if, at any time during the next 12 months, the Company sells any shares of its common stock (or sells or issues securities that are convertible or exercisable into shares of common stock) at a price less than $1.00 per share, the Company will be required to issue outright to Broadwood, without additional consideration, a number of additional shares (any such shares, the “Make-Whole Shares”) sufficient to reduce the per share price paid by Broadwood for the total number of the Shares and Make-Whole Shares issued under the Stock Purchase Agreement to that lower price.

Stock Purchase Warrants and Warrant Commitment Letter. As consideration for the Loan and Broadwood’s entry into the Stock Purchase Agreement, on July 27, 2012 the Company issued stock purchase warrants (the “Warrants”) to Broadwood entitling it to purchase up to a total of 1,704,546 shares of the Company’s common stock (the “Warrant Shares”), at a price of $1.00 per Warrant Share, at any time during the next eight years.

On July 27, 2012, the Company also entered into a Warrant Commitment Letter which provides that if the Company raises less than $3.0 million from sales, described above, of equity securities to other investors during the next six months, then Broadwood will receive an additional Warrant (the “Additional Warrant”) entitling it to purchase, also at a price of $1.00 per share, the following applicable number of additional shares (the “Additional Warrant Shares”):

Amount of Equity Securities Sold to Other Investors	Number of Additional Warrant Shares
$3.0 million or more	0
More than $2.0 million, but less than $3.0 million	250,000
More than $1.0 million, but not more than $2.0 million	500,000
Less than $1.0 Million	1,000,000

The Warrants, including the Additional Warrant, provide that if the Company sells shares of its common stock (or any securities that are convertible or exercisable into shares of Company common stock) at a price less than $1.00 per share, then, subject to certain exceptions (including grants of stock incentives and sales of shares to officers, employees or directors under the Company’s equity incentive plans and issuances of shares in business acquisitions), the exercise price of the Warrants, including the Additional Warrant, then outstanding will be reduced to that lower price and the aggregate number of Warrant Shares and Additional Warrant Shares purchasable by Broadwood on exercise of the Warrants and the Additional Warrant will be proportionately increased.

The Warrants and the Additional Warrant also grant to Broadwood the right to require the Company (i) to register the Warrant Shares and Additional Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”) for possible resale (“Demand Registration Rights”), and (ii) to include the Warrant Shares and Additional Warrant Shares in any registration statement that the Company may file to register, under the Securities Act, the sale of Company shares for cash (“Piggy Back Registration Rights”).

The foregoing summaries of the Loan Agreement, the Security Agreements and the Pledge Agreement, and the Stock Purchase Agreement, Stock Purchase Warrants and Warrant Commitment Letter are not intended to be complete and are qualified in their entirety by reference to those Agreements and to the form of the Warrant, copies of which are being filed as Exhibits to, and which by this reference are incorporated into, this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01—“Entry into a Material Definitive Agreement” of this Current Report with respect to the Loan, the Loan Agreement and the Related Debt Agreements is incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is hereby made to, and by this reference there is hereby incorporated into this Item 3.02, the information set forth in “Item 1.01—”Entry into a Material Definitive Agreement” relating to (i) the Stock Purchase Agreement and the Shares which may be issued to Broadwood pursuant thereto, and (ii) the issuance of the Warrants to Broadwood and the Warrant Shares which may be issued pursuant thereto and (iii) the Warrant Commitment Letter and the Additional Warrant and the Additional Warrant Shares that may be issued pursuant thereto. That information, so incorporated by reference into this Item 3.02, is qualified in its entirety by the Stock Purchase Agreement, the form of Warrant and the Warrant Commitment Letter attached as Exhibits 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K.

The Shares issuable to Broadwood pursuant to the Stock Purchase Agreement, the Warrants issued to Broadwood and the Warrant Shares issuable thereunder, and the Additional Warrant and the Additional Warrant Shares that may be issued thereunder (collectively, the “Broadwood Equity Securities”) have been offered for sale and have been or will be sold only to Broadwood, which is an “accredited investor” within the meaning of Regulation D under the Securities Act, in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under that Act. None of the Broadwood Equity Securities have been registered under the Securities Act or qualified under any applicable state securities laws, and may not be offered or sold in the United States absent such registration and qualification or applicable exemptions therefrom.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities.

Item 5.01	Change in Control of Registrant.

The summary information, contained in Item 1.01—“Entry into a Material Definitive Agreement” of this Current Report regarding the Broadwood Equity Securities is incorporated herein by this reference, and such information is qualified by reference to copies of the Stock Purchase Agreement, the form of Warrant and the Warrant Commitment Letter attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report.

Broadwood currently owns approximately 21% of the Company’s outstanding shares and is the Company’s largest shareholder. If we sell a total of 3,000,000 Shares to Broadwood under the Stock Purchase Agreement, then Broadwood’s share ownership would increase to approximately 43% of the Company’s outstanding shares, and would further increase to approximately 55% of the Company’s outstanding shares, if Broadwood were to receive the maximum amount of Additional Warrants, and exercise the Warrants and the Additional Warrants in their entirety.

Forward—Looking Statements

Any statements contained in this Current Report that refer to future events or other non-historical matters are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Report are based on the Company’s reasonable expectations as of the date of this Report and are subject to risks and uncertainties that could cause the Company’s actual financial results in the future to differ materially from those that are currently expected. Information regarding those risks and uncertainties is contained in Item 1A, entitled “Risk Factors”, in the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2012 and readers of this Current Report are urged to read the discussion of those risks and uncertainties. The Company disclaims any intent or obligation to update any forward-looking statements, except as may be required by law.

Item 7.01	Regulation FD Disclosure.

On July 31, 2012, the Company issued a press release reporting that Broadwood had made the Loan to the Company, the Company’s entry into the Loan Agreement, the Related Debt Agreements and the Stock Purchase Agreement and Warrant Commitment Letter and its issuance of the Warrants to Broadwood. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and neither such information nor Exhibit 99.1 shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated July 27, 2012, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. and Broadwood Partners LP, together with copies of the Guaranty, the Pledge Agreement, each of the Security Agreements, and a form of Promissory Note issued by the Company to evidence the Loan, attached as Exhibits B, C, D-1 and D-2 and F, respectively, to the Loan Agreement.

10.2	Stock Purchase Agreement, dated July 27, 2012, entered into by the Company with Broadwood.

10.3	Form of the Common Stock Purchase Warrants issued to Broadwood by the Company.

10.4	Warrant Commitment Letter dated July 27, 2012, which provides for the possible issuance by the Company of the Additional Warrant to Broadwood.

99.1	Press Release, issued July 31, 2012, announcing the Loan and Stock Purchase and Warrant issuance transactions by the Company with Broadwood.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: August 2, 2012	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Vice President & Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated July 27, 2012, by and among Comarco, Inc., Comarco Wireless Technologies, Inc. (“CWT”) and Broadwood Partners LP (“Broadwood”), together with copies of the Guaranty, the Pledge Agreement, each of the Security Agreements, and a form of Promissory Note issued by the Company to evidence the Loan, attached as Exhibits B, C, D-1 and D-2 and F, respectively, to the Loan Agreement.

10.2	Stock Purchase Agreement, dated July 27, 2012, entered into by the Company with Broadwood.

10.3	Form of the Common Stock Purchase Warrants issued by the Company to Broadwood on July 27, 2012.

10.4	Warrant Commitment Letter dated July 27, 2012, which provides for the possible issuance by the Company of the Additional Warrant to Broadwood.

99.1	Press Release, issued July 31, 2012, announcing the Loan and Stock Purchase and Warrant issuance transactions by the Company with Broadwood.

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